EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-192053) of Seadrill Partners LLC of our report dated April 30, 2021 relating to the financial statements, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Watford, United Kingdom
April 30, 2021